Exhibit 5.1

WELLS FARGO tower 420 twentieth street north suite 1400 birmingham, alabama 35203 phone: 205.328.0480 fax: 205.322.8007

www.bakerdonelson.com

November 12, 2015

American CareSource Holdings, Inc.

1170 Peachtree Street, NE

Suite 2350

Atlanta, GA 30309

Ladies and Gentlemen:

We have acted as counsel for American CareSource Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (File No. 333-201947) (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer, issuance and sale by the Company of up to $13,000,000 of (a) Class A Units consisting of (i) one share of the Company’s common stock, par value $0.01 per share (“Common Stock” and such initial shares of Common Stock issued, the “Initial Shares”) and (ii) a warrant to purchase one share of Common Stock (the “Warrants”) and (b) Class B Units consisting of (i) Series A Convertible Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”) and Warrants based on the number of shares of Common Stock convertible under the Series A Preferred Stock (the Class A Units, Class B Units, Initial Shares, Series A Preferred Stock and Warrants are collectively referred to as the “Securities”), , including Securities for which the Underwriters (defined below) has been granted an over-allotment option. The Securities are to be sold by the Company pursuant to an underwriting agreement between the Company and the representative of the underwriters named therein (the “Underwriters”), the form of which has been filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”). The number of Securities shall include all Securities registered in connection with the offering contemplated by the Registration Statement, including any additional Securities registered by the Company pursuant to Rule 462(b) under the Securities Act. Unless defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

In so acting and as a basis for the opinion hereinafter set forth, we have examined originals or copies (certified or otherwise identified to our satisfaction) of: (i) the Registration Statement; (ii) the prospectus contained within the Registration Statement; (iii) the Certificate of Incorporation of the Company filed with the Secretary of the State of Delaware, incorporated by reference as Exhibit 3.1 to the Registration Statement; (iv) the By-Laws of the Company, incorporated by reference as Exhibit 3.2 to the Registration Statement; (v) the form of Underwriting Agreement; (vi) the form of Warrant; (vii) the Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock (the “Certificate of Designation”); (viii) a certificate of good standing issued by the Office of the Secretary of State of Delaware; (ix) resolutions of the board of directors of the Company and committees thereof (the “Board Resolutions”); and (x) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials or of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

alabama •	georgia •	FLORIDA •	louisiana •	mississippi •	tennessee •	TEXAS •	washington, d.c.

In our aforesaid examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies and that the Certificate of Designation will be filed (in the form approved by the Company’s board of directors) in accordance with the General Corporation Law of the State of Delaware prior to the issuance of the Series A Preferred Stock. We have also assumed the accuracy, completeness and authenticity of the foregoing certifications of officers and statements of fact, on which we are relying, and have made no independent investigations thereof. This opinion letter is given, and all statements herein are made, in the context of the foregoing. As to certain questions of fact material to this opinion, we have relied upon certificates or comparable documents of officers and representatives of the Company and have not sought to independently verify such facts.

Based upon and subject to the foregoing and the other assumptions and qualifications set forth herein, it is our opinion that, as of the date hereof, the Securities to be issued have been duly authorized, and when the Securities shall have been issued by the Company against payment therefor in accordance with the Registration Statement, Underwriting Agreement and Board Resolutions, and any applicable “Blue Sky” laws, and duly registered on the books of the transfer agent and registrar in the name or on behalf of the purchasers, the Securities will be validly issued, fully paid and nonassessable. Further, the Warrants, when issued and sold in accordance with the Underwriting Agreement, will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

This Opinion Letter is subject to the following qualifications:

(a)          Our opinion as set forth herein is limited in all respects to the federal laws of the United States of America and, to the extent applicable, the General Corporation Law of the State of Delaware. No opinion is given regarding the laws of any other jurisdiction.

(b)          We express no opinion with respect to the registration or qualification of the Securities under any state securities or “Blue Sky” laws.

(c)          This letter is strictly limited to those matters expressly addressed herein. We express no opinion as to any matter not specifically stated to be an opinion.

(d)          This letter is rendered as of the date hereof, and we assume no responsibility to update this letter for any changes in applicable law occurring after the date hereof.

This opinion is being delivered by us in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-1 filed pursuant to Rule 462(b) under the Securities Act with respect to the Securities. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

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